UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 11, 2014

ESP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52506	98-0440762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1003 South Hugh Wallis Road Suite G-1 Lafayette, Louisiana 70508 (Address of principal executive offices) (Zip Code)

(832) 342-9131
Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04.       TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On June 11, 2014, ESP Resources, Inc. (the “Company” or “ESP”) received an Event of Default Redemption Notice (the “Notice”) from Hillair Capital Investments L.P. (“Hillair”) regarding a 16% Senior Secured Convertible Debenture issued by the Company on November 14, 2012 (the “Debenture”). The Debenture at issue is for a principal amount of $750,000 convertible at $0.085 per share. The interest rate is 16% per annum payable quarterly beginning on March 1, 2013. The Debenture matured on March 1, 2014.

The Notice received by the Company was the triggering event which accelerated the amount of principal and interest owed to Hillair on the Debenture. Pursuant to the terms of the Debenture, the event of default provision requires that the Company immediately pay Hillair the principal, mandatory default amount as defined in the Debenture, accrued but unpaid interest, liquidated damages and other amounts due and payable in cash. The Company must pay $975,000 (principal and mandatory default amount) plus all accrued but unpaid interest to Hillair.

As of the date of this Current Report on Form 8-K, the Company is negotiating with Hillair to reach an amicable resolution of this matter.

ITEM 8.01        OTHER EVENTS.

The Company recently acquired one new significant client and increased the services provided to another new prominent client. For the previous six months, the Company has averaged $28,000 per month in sales to a prominent client’s field location in Louisiana, the smallest of the client’s field locations. Last week, the Company’s service for the client increased with chemical supply accounts for the client’s two largest field locations: one in Texas and one in southeast Louisiana. The Texas field will be undergoing a Re-frac program beginning this month and lasting for one year. The client estimates the need for approximately $15,000 of the Company’s Frac biocides per month during the Re-frac program and that the increased oil production from the Re-frac program will result in an increased need for production chemicals generating purchases from ESP of approximately $11,000 per month.

The Company’s other new client is one of the top ten largest oil and gas companies operating in the Eagleford formation in southwest Texas with over 1,000 wells drilled to date with current production exceeding 50 MBOE per day. ESP was awarded a three well test in April. After saving the client $2,000 per well on monthly charges during the test, the Company was awarded the chemical program for an additional 50 wells along with associated central gathering facilities. The chemical supply for this client will begin in July. The client estimates approximately $50,000 per month in chemical purchases from ESP for this account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2014	ESP RESOURCES, INC.

	By:	/s/ David Dugas
David Dugas
Chief Executive Officer